UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 30, 2021

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 South Pointe Drive, Suite 100, Lake Forest, California 92630

(Address of principal executive offices)

(800) 978-8136

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below in Items 2.01 and 2.03 is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 30, 2021, Summit Healthcare REIT, Inc. (the “Company,” “we” or “us”), through our wholly-owned subsidiary, acquired eight skilled nursing facilities located in Georgia (collectively, the “GA8 Properties”), for the total purchase price of $130,000,000, which was funded through cash on hand plus the proceeds from the loans described in Item 2.03 below. The GA8 Properties are leased to eight unrelated parties under eight separate 15-year triple net leases, each of which has two five-year renewal options. The information in Item 2.03 below is hereby incorporated in this Item 2.01. This description of the acquisition does not purport to be complete and is qualified in all respects with reference to the Purchase and Sale Agreement, a copy of which was filed on Form 8-K December 1, 2021 and incorporated by reference into this Item 2.01.

On January 4, 2022, the Company issued a press release regarding the acquisition of the GA8 Properties. The press release is attached hereto as Exhibit 99.1 and hereby incorporated into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We acquired our interest in the GA8 Properties subject to a $91 million first priority mortgage loan collateralized by those properties, a $20 million second priority mortgage loan collateralized by those properties and a $12.75 million loan secured by the equity interests of a wholly-owned subsidiary of the Company and the parent holding company for the applicable borrowers. On December 30, 2021, we entered into a loan agreement with CIBC Bank USA for $91.0 million in principal amount. The loan bears interest at the secured overnight financing rate (“SOFR”) plus 3.50% with a SOFR floor of 50 basis points, or the bank’s base rate plus 0.75% (with a minimum of 4.0%), and matures on December 30, 2024. The loan is interest-only for two years and then requires additional monthly installments of principal that are held by the lender in a cash loan guarantee fund until maturity. The loan may be prepaid at any time with no penalty if the GA8 Properties are refinanced through the Department of Housing and Urban Development, otherwise we would be required to pay an exit fee.

On December 30, 2021, we entered into a subordinated term loan agreement with Oxford Finance LLC (“Oxford”) for $20.0 million in principal amount. The loan bears interest at LIBOR (“London Interbank Offered Rate”) plus 11.0% with a LIBOR floor of 100 basis points (or with a LIBOR replacement rate), and matures on March 31, 2025. The loan is interest only. The entire loan may be prepaid at any time and would be subject at that time to a prepayment premium fee and additionally, we are required to pay an exit fee, which will be due and payable upon the earliest of the maturity or acceleration of the loan, or payment of the loan in full. The loan may be prepaid at any time with no prepayment fee if the GA8 Properties are refinanced through the Department of Housing and Urban Development.

On December 30, 2021, we entered into a mezzanine loan agreement with Oxford for $12.75 million in principal amount. The loan bears interest at LIBOR plus 11.0% with a LIBOR floor of 100 basis points (or with a LIBOR replacement rate), and matures on December 30, 2026. The loan is interest-only and requires a monthly fee in the amount of (i) twenty-two percent (22%) of net cash flow attributable to each month or portion thereof during the loan term, and (ii) five percent (5%) of net cash flow attributable to each month or portion thereof during the post-repayment period which is the earlier of (i) the second anniversary of the loan repayment date and (ii) the date upon which Summit no longer owns any direct or indirect interest in any of the properties and all accrued monthly fees, all excess cash fees and all other liabilities then due agent or lenders are indefeasibly paid in full. The entire Oxford mezzanine loan may be prepaid at any time prior to the three-year anniversary and would be subject at that time to a yield maintenance premium fee, which will be due and payable upon the earliest of the maturity or acceleration of the loan, or payment of the loan in full.

The description of these loans do not purport to be complete and are qualified in all respects with reference to the applicable loan agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

The financial information required by this Item 9.01 has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report must be filed.

Exhibit No.	Description

10.1	Term Loan and Security Agreement between Summit Calhoun LLC, a Georgia limited liability company (“Calhoun”), Summit Cartersville LLC, a Georgia limited liability company (“Cartersville”), Summit Chatsworth LLC, a Georgia limited liability company (“Chatsworth”), Summit Decatur LLC, a Georgia limited liability company (“Decatur”), Summit Fairburn LLC, a Georgia limited liability company (“Fairburn”), Summit Flowery Branch LLC, a Georgia limited liability company (“Flowery Branch”), Summit Jasper LLC, a Georgia limited liability company (“Jasper”), Summit Stone Mountain LLC, a Georgia limited liability company (“Stone Mountain”) , as borrowers and CIBC Bank USA dated December 30, 2021.

10.2	Subordinated Term Loan and Security Agreement between Summit Calhoun LLC, a Georgia limited liability company (“Calhoun”), Summit Cartersville LLC, a Georgia limited liability company (“Cartersville”), Summit Chatsworth LLC, a Georgia limited liability company (“Chatsworth”), Summit Decatur LLC, a Georgia limited liability company (“Decatur”), Summit Fairburn LLC, a Georgia limited liability company (“Fairburn”), Summit Flowery Branch LLC, a Georgia limited liability company (“Flowery Branch”), Summit Jasper LLC, a Georgia limited liability company (“Jasper”), Summit Stone Mountain LLC, a Georgia limited liability company (“Stone Mountain”) , as borrowers and Oxford Finance LLC, dated December 30, 2021.

10.3	Mezzanine Term Loan and Security Agreement between Summit Georgia Holdings LLC, a Georgia limited liability company, as borrower, and Oxford Finance LLC, dated December 30, 2021.

99.1	Press release issued January 4, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Elizabeth A. Pagliarini
Name:	Elizabeth A. Pagliarini
Title:	Chief Financial Officer

Dated: January 6, 2022